UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2021

The Parking REIT Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55760	47-3945882
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9130 W. POST ROAD SUITE 200, LAS VEGAS, NV		89148
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (702) 534-5577

N/A
(Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 8.01. Other Events.

Recommendation to Reject Mini-Tender Offer

On February 22, 2021, The Parking REIT, Inc. (the “Company”) circulated a letter to its stockholders setting forth the reasons for the recommendation by the Board of Directors (the “Board”) of the Company that the Company’s stockholders reject the unsolicited “mini-tender” offer by affiliates of MacKenzie Realty Capital, Inc. (the “Bidder”) for up to 200,000 shares of the Company’s common stock, par value $0.0001 per share, which represents approximately 2.7% of the outstanding shares of the Company’s common stock. The Board does not endorse the Bidder’s unsolicited mini-tender offer and recommends that stockholders do not tender their shares to the Bidder. Stockholders who have already tendered their shares may withdraw them at any time prior to 11:59 p.m., Pacific Time, on March 31, 2021, in accordance with the Bidder’s offering documents.

The letter to stockholders is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.
 Item 9.01  Financial Statements and Exhibits.
 (d) Exhibits.

Exhibits	Description
99.1	Letter to Stockholders, dated as of February 22, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2021

THE PARKING REIT, INC.

/s/ Michael V. Shustek
By: Michael V. Shustek
Title: Chief Executive Officer